EXHIBIT 99.1

NEWS RELEASE

June 27, 2003
Torrance, California

Summa Reports 3rd Quarter Earnings

Summa Industries (Nasdaq NM:SUMX) reports net income of $768,000, or $.13 per common share, on sales of $28,342,000 for the three months ended May 31, 2003, versus net income of $1,326,000, or $.25 per share, on sales of $32,861,000 for the three months ended May 31, 2002.

	Three months ended May 31
	2003	2002
Sales	$28,342,000	$32,861,000
Net income	$768,000	$1,326,000
Diluted earnings per common share	$.13	$.25

The sales decline of 14% was primarily due to weak sales of the Company’s lighting products, which are used in commercial and industrial construction, as previously reported.  Income declined, despite the elimination of goodwill amortization and reduced interest expense, due to lower sales volumes and non-recurring relocation expenses of approximately $500,000, or $.07 per share.

A conference call to discuss the results will be held at 9:00 a.m., Pacific Time, Friday, June 27.  The call-in number is (800) 915-4836.  The conference call will also be simulcast and archived by www.vcall.com.

Summa Industries manufactures proprietary engineered plastic products for a broad spectrum of industrial and commercial markets.  The Company has manufacturing facilities across North America.  Products, many of which are unique or patented, are shipped to customers worldwide.

For further information, contact Jim Swartwout, (310) 792-7024; Fax (310) 792-7079; ir@summaindustries.com or visit www.summaindustries.com.

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Summa Industries

CONDENSED CONSOLIDATED BALANCE SHEETS

	May 31, 2002	August 31, 2002	May 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$49,000	$690,000	$52,000
Accounts receivable	19,227,000	17,594,000	17,222,000
Inventories	13,243,000	12,313,000	12,572,000
Prepaid expenses and other	3,468,000	3,181,000	2,825,000

Total current assets	35,987,000	33,778,000	32,671,000
Property, plant and equipment, net	28,619,000	26,820,000	26,647,000
Goodwill and other assets, net	37,272,000	36,967,000	12,463,000

Total assets	$101,878,000	$97,565,000	$71,781,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,159,000	$6,410,000	$6,491,000
Accrued liabilities	6,172,000	6,001,000	5,680,000
Current maturities of long-term debt	5,930,000	5,066,000	4,133,000

Total current liabilities	18,261,000	17,477,000	16,304,000
Long-term debt, net of current maturities	25,398,000	19,845,000	18,284,000
Other long-term liabilities	3,967,000	4,658,000	2,635,000
Manditorily redeemable convertible preferred and common stock	5,819,000	5,366,000	5,919,000
Total stockholders’ equity	48,433,000	50,219,000	28,639,000

Total	$101,878,000	$97,565,000	$71,781,000

Summa Industries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended May 31		Nine months ended May 31
	2002	2003	2002	2003
Net sales	$32,861,000	$28,342,000	$85,135,000	$84,452,000
Cost of sales	24,152,000	21,296,000	62,985,000	63,039,000

Gross profit	8,709,000	7,046,000	22,150,000	21,413,000
Selling, general, administrative and other expenses	6,104,000	5,524,000	16,756,000	16,351,000

Operating income	2,605,000	1,522,000	5,394,000	5,062,000
Interest expense	584,000	389,000	1,980,000	1,167,000

Income before income taxes and cumulative effect of a change in accounting principle	2,021,000	1,133,000	3,414,000	3,895,000
Provision for income taxes	695,000	365,000	1,190,000	1,285,000

Income before cumulative effect of a change in accounting principle	1,326,000	768,000	2,224,000	2,610,000
Cumulative effect of a change in accounting principle	—	—	—	(22,343,000)
Net income (loss)	$1,326,000	$768,000	$2,224,000	$(19,733,000)

Preferred stock accretion	$173,000	$184,000	$289,000	$553,000

Net income (loss) available to common stockholders:
before cumulative effect of a change in accounting principle	$1,153,000	$584,000	$1,935,000	$2,057,000
after cumulative effect of a change in accounting principle	$1,153,000	$584,000	$1,935,000	$(20,286,000)

Earnings per common share before cumulative effect of a change in accounting principle
Basic	$.26	$.14	$.44	$.47
Diluted	$.25	$.13	$.43	$.46

Earnings (loss) per common share after cumulative effect of a change in accounting principle
Basic	$.26	$.14	$.44	$(4.61)
Diluted	$.25	$.13	$.43	$(4.51)